UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 4, 2011

BROADLEAF CAPITAL PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA	2-916510	88-0490034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3887 Pacific Street, Las Vegas, NV	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (702) 650-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02 TERMINATION OF REGISTRANT'S OFFICERS AND DIRECTORS

In or about March 2005, Robert A. Braner ceased acting as the Company’s President, Chief Executive Officer and Chairman of the Board of Directors.  At the same time, Melissa R. Blue ceased acting as Corporate Secretary and Interim Chief Financial Officer.  No formal resignations were provided to the Company by either Mr. Braner or Ms. Blue.  The Directors subsequently appointed J. Michael King as the interim President; Donna Steward as interim Secretary; and Rob McCoy as a Director to take the place of Mr. Braner.  The Company intends on holding a shareholder’s meeting to elect new officers and directors in accordance with its bylaws and the laws of the State of Nevada.  The shareholder’s meeting will take place after the Company completes the filing of 10-Q’s and 10-K’s so that shareholders will have the benefit of the current information at the time of the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADLEAF CAPITAL PARTNERS, INC.

Dated: August 4, 2011	By:	/s/ J. Michael King
J. Michael King
President